Exhibit 99.2

Name:  FFC GP II, LLC
Address:  c/o Ferrer Freeman & Company, LLC
          The Mill - 10 Glenville St
          Greenwich, CT  06831

Designated Filer:  FFC PARTNERS II, L.P.

Issuer:  VOLCANO CORP
Issuer's Trading Symbol:  VOLC

Date of Event Requiring Statement:  June 20, 2006

By:      Name:  Carlos A. Ferrer
         Title:  Managing Member


By:      /s/ Tricia A. Summers              June 21, 2006
         --------------------------         -------------------
         Name:  Tricia A. Summers               Date
         Title:  Attorney-in-Fact